UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.            )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Macerich Company

Diana Laing, currently a member of the Board of Directors of The Macerich Company (our “Board” and our “Company,” respectively) and a nominee for re-election at our 2018 annual meeting of stockholders, has notified American Homes 4 Rent (“American Homes”) that she will resign from her position as Chief Financial Officer of American Homes effective June 30, 2018 (which date is after our Company’s annual meeting), as disclosed in a Current Report on Form 8-K filed by American Homes on May 23, 2018. As required by our Company’s Guidelines on Corporate Governance, Ms. Laing tendered her resignation to the Board, which resignation was not accepted by the Board on the recommendation of our Board’s Nominating and Corporate Governance Committee (our “Nominating and Corporate Governance Committee”). Our Nominating and Corporate Governance Committee and Board believe that, notwithstanding her retirement as CFO of American Homes, Ms. Laing continues to possess the qualifications, experiences and attributes that our Nominating and Corporate Governance Committee and Board considered valuable to our Company when nominating her for re-election to our Board at the 2018 annual meeting of stockholders. Such qualifications, experiences and attributes are described in the definitive proxy statement filed by our Company with the Securities and Exchange Commission on May 17, 2018 (the “Proxy Statement”).

Our Company makes the following amended and supplemental disclosures to the Proxy Statement related to these events. These disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

AMENDED AND SUPPLEMENTAL DISCLOSURES

Proxy Statement Summary

1.	The disclosure on page iii of the Proxy Statement is amended and supplemented by adding the following disclosure as new footnote (2) after “Chief Financial Officer, American Homes 4 Rent”:

(2) Ms. Laing’s service in such capacity will end effective June 30, 2018.

The original footnote (2) is amended to read “(3).”

Proposal 1: Election of Directors

1.	The disclosure consisting of the first sentence under “Principal Occupation and Business Experience” on page 12 of the Proxy Statement is amended and restated to read:

Ms. Laing is the Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties and has served in such capacity since May 2014; her service in such capacity will end effective June 30, 2018.